                                                                  EXHIBIT 10.33

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
         UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND
               MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR
           HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER
            SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF
           COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT
                       SUCH REGISTRATION IS NOT REQUIRED.

          THIS NOTE IS SUBORDINATED AS SET FORTH IN PARAGRAPH 4 HEREIN

                       HAYES MICROCOMPUTER PRODUCTS, INC.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                                   (ONE-YEAR)


US $500,000                                                   Atlanta, Georgia
                                                              April 16, 1996


         HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia corporation (the "Company"), having its principal office located at 5835 Peachtree Corners East, Norcross, Georgia, for value received hereby promises to pay to ROLLING PROFIT HOLDINGS LIMITED, (the "Holder"), the sum of FIVE HUNDRED THOUSAND US Dollars (US $500,000), in lawful currency of the United States of America, on the earlier to occur of (i) April 15, 1997 or if such day is not a business day, on the next succeeding business day, or (ii) when the unpaid principal amount of this Note is declared due and payable by the Holder upon the occurrence of an Event of Default (as hereinafter defined) (such earlier date, the "Maturity Date").

         This Note is a "Convertible Subordinated Promissory Note" referred to in and issued in connection with a loan transaction contemplated by Section 10.5 of the Hayes Microcomputer Products, Inc. Shareholders' Agreement dated as of April 16, 1996 (as amended, modified or supplemented in accordance with the terms thereof and in effect from time to time, the "Shareholders' Agreement"), by and among the Company, the Holder, Dennis C. Hayes and the other Shareholders, as defined therein. In addition to the terms hereof, this Note and the Holder are subject to certain restrictions, and entitled to certain rights and privileges, as set forth in the Merger Agreement (as hereinafter defined) and the Shareholders' Agreement. The principal amount of this Note, together with the principal amount of one or more other Convertible Subordinated Promissory Notes, dated the date hereof and substantially identical to this Note but for the name of the payee, constitute a "Shareholder Loan."




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         Notwithstanding any provisions hereof to the contrary, no payment of principal hereof shall be made unless and except to the extent that repayment of principal is also made by the Company in respect of each outstanding Convertible Subordinated Promissory Note evidencing a portion of the same Shareholder Loan that is evidenced by this Note, ratably according to the respective original principal amounts hereof and thereof. Payment of all amounts due under this Note shall be made by wire transfer to the Holder pursuant to the instructions set forth below or to such other account maintained with a United States bank as the Holder may specify to the Company in writing from time to time, referring to this Note.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following terms have the following meanings:

                (i) "Company" means Hayes Microcomputer Products, Inc., a Georgia corporation ("New Hayes"), the surviving corporation of the merger of Financial Sub with and into Hayes Microcomputer Products, Inc., a Georgia corporation, and any corporation which shall succeed to or assume the obligations of New Hayes under this Note.

               (ii) "Holder" means any person who shall at the time be the registered holder of this Note; ROLLING PROFIT HOLDINGS LIMITED is the initial Holder.

         2. Interest. Interest shall accrue on the principal amount of this Note outstanding from time to time and shall be payable on the Maturity Date and upon repayment or conversion, at a rate per annum equal to 1-5/8% above the interest rate announced from time to time by Chemical Bank at its principal office in New York, New York as its "base rate," each change in such rate to be effective with each change in such "base rate."

         3. Events of Default. If any of the events specified in this Section 3 shall occur (each an "Event of Default") and be continuing, the Holder may, by written notice to the Company given on a business day, declare the entire principal hereof to be immediately due and payable and upon such declaration, the same shall be due and payable:

                (i) The Company or any subsidiary shall (A) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),
         (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to

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         pay its debts as they become due, (F) make a general assignment for the benefit of creditors, or (F) take any corporate action for the purpose of authorizing any of the foregoing; or

               (ii) A case or other proceeding shall be commenced against the Company or any of its subsidiaries in any court of competent jurisdiction seeking (A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company, any of its subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Company or any of its subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of sixty
         (60) consecutive days, or any order granting the relief requested in such case or proceeding against the Company or any of its subsidiaries shall be entered; or

              (iii) Any default or "event of default" shall occur under any Senior Indebtedness (as hereinafter defined) that gives the holder thereof the right to accelerate, and such holder shall have accelerated, the obligations of the Company thereunder; or

               (iv) The Company shall fail to perform or observe any material term of (A) the Hayes Microcomputer Products, Inc. Agreement and Plan of Merger by and among the Company, Dennis C. Hayes, and the Investors (as defined therein), dated as of April 12, 1996 (as currently amended and as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Merger Agreement"), (B) the Warrants (as defined in the Merger Agreement), or (C) the Shareholders' Agreement, in each case to be performed or observed by the Company and such failure shall continue beyond any applicable grace period.

         4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment, to the extent and in the manner set forth in that certain Debt Subordination Agreement among the Company, The CIT Group/Credit Finance, Inc., and Rolling Profit Holdings Limited, dated April 16, 1996, to payment in full of the Superior Debt (as defined therein).

            4.1. Subrogation. Notwithstanding the subordination provided for in the foregoing provisions of this Section 4, the Holder's right to receive shares of Series A Preferred Stock of the Company ("Series A Preferred Stock") (and any cash in lieu of fractional shares) upon conversion of this Note shall be the Holder's sole remedy following the occurrence of an Event of Default and neither such right of conversion nor any shares issuable or issued upon exercise of such right by the Holder shall be exercisable by or payable to or receivable by the holder of any Senior Indebtedness.

            4.2. Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may reasonably be requested from time to time by the Company

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on its own behalf or on behalf of the holder of any Senior Indebtedness to give effect to the foregoing provisions of this Section 4.

         5. Prepayment. This Note may be prepaid in whole or in part, without penalty, at any time prior to its conversion in accordance with Section 6 hereof.

         6. Conversion.

            6.1. Automatic Conversion. At the close of business on the Maturity Date the entire unpaid principal amount of this Note and any accrued and unpaid interest thereon shall be automatically converted into shares of Series A Preferred Stock. The conversion shall be effected in accordance with the formula attached hereto as Annex 1.

            6.2. Conversion Procedure.

                  6.2.1. Notice of Conversion Pursuant to Section 6.1. If this
            Note is automatically converted, written notice in the form attached hereto as Annex 2 shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or has been given, at the place where the principal executive office or residence of the Holder is located, notifying the Holder of the conversion to be effected, specifying the principal amount of this Note to be converted and the date on which such conversion will occur (or has occurred), and calling upon the Holder to surrender to the Company, in the manner and at the place designated, this Note. As promptly as practicable after the automatic conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Series A Preferred Stock issuable upon such conversion.

                  6.2.2. Mechanics and Effect of Conversion. No fractional
            shares of Series A Preferred Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form of a check payable to the Holder. Upon conversion of this Note and payment of any cash in lieu of fractional shares, the Company shall be forever released from all its obligations and liabilities under this Note.

            6.3. No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all the provisions of this Section 6 and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment.


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         7.  Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock solely for the purpose of effecting the conversion of this Note such number of shares of Series A Preferred Stock (and shares of Common Stock of the Company ("Common Stock") for issuance on conversion of such Series A Preferred Stock) as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Series A Preferred Stock (and shares of Common Stock for issuance on conversion of such Series A Preferred Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock (and shares of Common Stock for issuance on conversion of such Series A Preferred Stock) to the number of shares that is sufficient for such purposes.

         8.  Assignment. Subject to the restrictions on transfer described in
Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The rights and obligations of the Company under this Note may not be assigned by the Company without the prior written consent of the Holder.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder; PROVIDED, HOWEVER, that the Company hereby waives (i) presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and (ii) the defense of the statute of limitations in any action on this Note to the extent permitted by law.

         10. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the provisions of Section 7 of the Shareholders' Agreement shall apply, mutatis mutandis, to the same extent as if this Note and such securities were "Stock" (as defined in the Shareholders' Agreement). Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         12. Notices. All notices, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five (5) days after delivery

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to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the Company at the address set forth below, to the Holder at the address set forth on the signature page of this Note, or to either of them at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 12:

                       Hayes Microcomputer Products, Inc.
                       5835 Peachtree Corners East
                       Norcross, Georgia  30092
                       Attention: Mr. Dennis C. Hayes
                       Telecopy: (770) 840-6830

                       with a required copy to:

                       G. Donald Johnson
                       Parker, Johnson, Cook & Dunlevie
                       1275 Peachtree Street, N.E., Suite 700
                       Atlanta, Georgia 30309
                       Telecopy: (404) 888-7490

         13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

         14. Expenses. The Company will pay all costs and expenses incurred by the Holder in connection with any amendments, waivers or consents (including any amendment, waiver or consent that is requested but does not become effective) or the enforcement by the Holder of its rights under or in respect of this Note. Such costs and expenses include, but are not limited to:

             (a) the reasonable fees, expenses and disbursements of any special counsel or reasonably required local counsel in connection with any amendments, waivers or consents of this Note and all out-of-pocket expenses incurred by the Holder in connection with any such amendments or waivers;

             (b) all costs and expenses, including attorneys' fees, incurred in enforcing (or determining whether or how to enforce) any rights under this Note or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Note, or by reason of being a Holder of this Note; and

             (c) all costs and expenses, including attorneys' fees and financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any subsidiary or in connection with any work-out or restructuring with respect to the Company or any subsidiary.

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         The Company will pay, and will save the Holder harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Holder).

         15. No Setoff. This Note shall not be subject to any right of setoff, recoupment, counterclaim or otherwise in respect of any claims by the Company against the Holder.

         16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, excluding that body of law relating to conflict of laws.

         17. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.







                     [EXECUTION SET FORTH ON FOLLOWING PAGE]



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IN WITNESS WHEREOF, the Company has caused this Note to be issued this 16th day of April, 1996.

                                      HAYES MICROCOMPUTER PRODUCTS, INC.



                                       By:          /s/ Dennis C. Hayes
                                               --------------------------------
                                       Name:   Dennis C. Hayes
                                       Title:  Chairman



Name of Holder:            ROLLING PROFIT HOLDINGS LIMITED

Address:                   Arion Commercial Centre
                           Third Floor, Room 304
                           2-12 Queen's Road West
                           Hong Kong

Wire instructions:

                                                                       ANNEX 1

                               Conversion Formula

         Total Shares      =        Other Shares  x  Holders' %age ownership PLUS Change
                                                     ---------------------------------------
                                                         Others' %age ownership MINUS Change


         New Shares        =        (Total Shares  -  Existing Shares)  x  Loan %age


         where:

         Total Shares      =        Total number of shares outstanding
                                    and held by Holders of Convertible
                                    Subordinated Promissory Notes entitled to
                                    conversion in respect of the Shareholder
                                    Loan of which this Note evidences a part, as
                                    determined immediately after conversion

         Other             =        Aggregate number of shares of Stock (Common
                                    and Preferred)

         Shares owned or controlled by all shareholders that are not Holders of Convertible Subordinated
                                    Promissory Notes entitled to conversion in respect of the Shareholder Loan of which this Note evidences a part, as determined immediately prior to conversion

        Holders'         =          Aggregate ownership of Stock of the Company,
        %age                        expressed as a percentage, by Holders of
        ownership                   Convertible Subordinated Promissory Notes
                                    entitled to conversion in respect of the
                                    Shareholder Loan of which this Note
                                    evidences a part, as determined immediately
                                    prior to conversion

        Others' %age     =          100% MINUS Holders' %age ownership
        ownership

        Change           =          The percentage obtained by (1) dividing the
                                    aggregate principal amount of the
                                    Shareholder Loan that is subject to
                                    conversion (and of which this Note evidences
                                    a part) by $1,000,000, and (2) multiplying
                                    the result by 1.4.

        New Shares       =          The number of shares of Series A Preferred
                                    Stock issuable to the Holder of this Note
                                    upon conversion of such Holder's ratable
                                    share of the aggregate Shareholder Loan
                                    amount converted (and used to determine
                                    "Change")




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

        Existing         =          The aggregate number of shares of Stock
        Shares                      (Common and Preferred) owned by all Holders
                                    of Convertible Subordinated Promissory Notes
                                    entitled to conversion in respect of the
                                    Shareholder Loan of which this Note
                                    evidences a part, as determined immediately
                                    prior to conversion

        Loan %age        =          The result, expressed as a percentage,
                                    obtained by dividing the principal amount of
                                    this Note entitled to conversion by the
                                    aggregate amount of the Shareholder Loan
                                    entitled to conversion as part of the same
                                    conversion event




By way of example, if the number of Existing Shares owned by all Holders of Convertible Subordinated Promissory Notes is 4,900,000 and the Other Shares owned or controlled by all Shareholders that are not Holders of Convertible Subordinated Promissory Notes is 5,100,000, and if the aggregate principal amount of the Shareholder Loan that is subject to conversion is $13,000,000:

then  Total Shares = 5,100,000 x (49.0 + 18.2) / (51.0 - 18.2)
                     = 5,100,000 x 67.2 / 32.8
                     = 10,448,780 shares

After such conversion, Total shares outstanding and held by Holders of Convertible Subordinated Promissory Notes, as determined immediately after conversion, would represent

         10,448,780/(10,448,780 + 5,100,000) = 0.672 or 67.2% of all
outstanding shares in the corporation.





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


                                                                       ANNEX 2


TO HAYES MICROCOMPUTER PRODUCTS, INC.

         The undersigned, the Holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Series A Preferred Stock of HAYES MICROCOMPUTER PRODUCTS, INC., to the extent of $________________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________________, whose address is: _________________________________________________________, and
who is a "Permitted Transferee" under and as defined in the Shareholders' Agreement.

Dated:
      -----------------------------


                            ---------------------------------------------------
                            (Signature must conform in all respects to the name
                             of Holder as specified on the face of the Note)




                            ---------------------------------------------------

                            ---------------------------------------------------

                           (Address)



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